Exhibit 99.1

Allarity Therapeutics to Present Trial-in-Progress Poster on Phase 2 Stenoparib Trial at ESMO Gynaecological Cancers Congress 2026

- Principal Investigator Kathleen N. Moore, M.D., a leading expert in advanced ovarian cancer, will present the poster

TARPON SPRINGS, Fla., June 18, 2026 – Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib (2X-121)—a differentiated, dual PARP and WNT pathway inhibitor— today announced that it will present a Trial-in-Progress poster at the ESMO Gynaecological Cancers Congress 2026, held June 17–19 in Copenhagen, Denmark.

The poster outlines the scientific background, study design, and clinical rationale for the Company’s ongoing Phase 2 trial evaluating stenoparib in patients with advanced platinum-resistant or platinum-ineligible ovarian cancer. The study builds directly on Allarity’s prior Phase 2 clinical experience, including the durable clinical benefit observed in heavily pretreated ovarian cancer patients. As a Trial-in-Progress presentation, the poster describes the study design and clinical rationale but cannot include new clinical data.

The poster will be presented by the study’s Principal Investigator, Kathleen N. Moore, M.D., an internationally recognized specialist in gynecologic oncology and a leading expert in advanced platinum-resistant and platinum-refractory ovarian cancer. Dr. Moore is also a featured speaker during the congress, which brings together leading international clinical investigators focused on advancing treatment for patients with gynecological cancers.

Poster presentation

●	Title: 166TiP – NCT03878849: A phase II trial of stenoparib/2X-121, a novel dual inhibitor of PARP and the WNT pathway, in platinum resistant/ineligible ovarian cancer patients

●	Session: Poster display session

●	Presenter: Kathleen N. Moore, M.D. (Omaha, United States)

●	Date: Thursday, June 18, 2026

●	Location: Exhibition

“Presenting this Trial-in-Progress poster at the ESMO Gynaecological Cancers Congress places our ongoing Phase 2 study before the most focused and relevant audience for gynecologic oncology in the U.S. and Europe,” said Thomas Jensen, Chief Executive Officer of Allarity Therapeutics. “For Allarity, this is an important opportunity to highlight the clinical rationale and design of our stenoparib study, while beginning to frame the potential role our drug-specific DRP® patient selection approach may play in addressing advanced platinum-resistant or platinum-ineligible ovarian cancer for this highly specialized audience. Across both Europe and the U.S., this patient population is recognized as having an urgent need for new, more tolerable treatment options. We are particularly pleased that the poster will be presented by our Principal Investigator, Dr. Kathleen N. Moore, whose expertise in gynecologic oncology is widely recognized and highly valuable as we continue to advance stenoparib toward its next clinical milestones.”

The poster will be available on the Company’s website under the Scientific Publications section following its presentation on June 18, 2026.

Allarity Therapeutics, Inc.  |   123 E Tarpon Ave   |   Tarpon Springs, Florida   |   U.S.A.   |   NASDAQ: ALLR   |   www.allarity.com

About Stenoparib/2X-121

Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the WNT signaling pathway. Aberrant WNT/β-catenin signaling has been implicated in the development and progression of numerous cancers, especially drug-resistant cancers. By inhibiting PARP and blocking WNT pathway activation, stenoparib’s unique therapeutic action shows potential as a promising therapeutic for many cancer types, including ovarian cancer, small cell lung cancer and colorectal cancer. Allarity has secured exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121. Allarity has completed its first Phase 2 trial for stenoparib in advanced ovarian cancer patients. That trial showed promising and durable clinical benefit ovarian cancer patients who had 2+ lines of therapy were enrolled on stenoparib and given drug twice daily. The updated data from this study were presented at the AACR special conference on advances in ovarian cancer in September 2025. Note that, as these data are from an ongoing trial, analyses may change as the study fully matures. A new protocol was designed expressly to capitalize on this emerging clinical experience with stenoparib in platinum resistant patients and began enrolling patients in the summer of 2025. This amended protocol enrolls only platinum resistant or platinum-ineligible patients and is designed to accelerate the clinical development of stenoparib toward FDA approval. In parallel, a separate Phase 2 trial evaluating stenoparib in combination with temozolomide for relapsed small cell lung cancer (SCLC) began enrolling patients in early 2026 and is currently enrolling patients across multiple VA sites in the US.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the gene expression signature of their cancer, may have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be enhanced. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines, combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has shown an ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients across dozens of clinical studies (both retrospective and prospective). The DRP platform, which may be useful in all cancer types and is patented for dozens of anti-cancer drugs, has been extensively published in the peer-reviewed literature.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® technology to develop a companion diagnostic that can be used to select those patients expected to derive the greatest clinical benefit from stenoparib. Allarity’s principal operations are located in Denmark and its U.S. business address is in Florida and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

Allarity Therapeutics, Inc.  |   123 E Tarpon Ave   |   Tarpon Springs, Florida   |   U.S.A.   |   NASDAQ: ALLR   |   www.allarity.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Company’s planned presentation of a Trial-in-Progress poster at the ESMO Gynaecological Cancers Congress 2026; the expected availability of the poster on the Company’s website; the clinical rationale, design, enrollment, conduct, and potential outcomes of the Company’s ongoing Phase 2 trial of stenoparib in advanced platinum-resistant or platinum-ineligible ovarian cancer; the potential role of the Company’s drug-specific DRP® patient selection approach; the potential clinical benefit, tolerability, and therapeutic profile of stenoparib; and the Company’s plans to advance stenoparib toward future clinical, regulatory, and potential pivotal-development milestones. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the timing or occurrence of the poster presentation; the availability of the poster following presentation; the Company’s ability to conduct, enroll, and complete its ongoing and future clinical trials; the possibility that prior clinical observations may not be confirmed in ongoing or future studies; the ability of stenoparib to demonstrate sufficient safety, efficacy, tolerability, or clinical benefit to support further development or regulatory approval; the potential utility and regulatory acceptance of the DRP® companion diagnostic strategy; the Company’s ability to obtain regulatory agreement on future clinical development plans; and the Company’s ability to secure sufficient financial, operational, manufacturing, and clinical resources to continue development of stenoparib. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form 10-K annual report filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026, available at the SEC’s website at www.sec.gov, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen
Carrotize PR & Communications
+45 6062 9390
tsp@carrotize.com

Allarity Therapeutics, Inc.  |   123 E Tarpon Ave   |   Tarpon Springs, Florida   |   U.S.A.   |   NASDAQ: ALLR   |   www.allarity.com